Exhibit 10.31
                                    AMENDMENT TO
                              THE CARNIVAL CORPORATION
                         SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     The Carnival Corporation Supplemental Executive Retirement Plan (the "Plan") is hereby amended, effective January 1, 2001, as follows:

(1)     Section 5.1.A of the Plan is amended to read as follows:

     5.1     Payment of Benefit.     Subject to the approval of the Company,
each Participant shall elect the form and timing of their distribution.

A. Form of Payment Except as provided in Section 3.2, a
Participant or his or her Beneficiary may elect that the payment of Benefits to which a Participant or his or her Beneficiary shall be entitled under this Plan shall be made in the following forms:

1. Life with 5-Year Certain Benefit -- an annuity for the life
of the                            Participant, but if the
Participant dies within 5 years of the date
       distribution of Benefits began, the annuity is payable
to the                                 Participant's
Beneficiary for the remainder of that 5-year period;
2. Life with 10-Year Certain Benefit -- an annuity for the life of the Participant, but if the Participant dies within 10 years of the date distribution of Benefits began, the annuity is payable to the Participant's
Beneficiary for the remainder of that 10-year period;
3. Qualified Joint and Survivor Annuity -- an annuity for the life of the Participant with a survivor annuity for the life of the Participant's spouse, where the survivor annuity is either 50% or 100% of the amount payable during the joint lives of the Participant and the Participant's spouse;
4. Single cash distribution of the full amount payable - the actuarial equivalent present value of the Participant's
Vested  Interest payable at his Normal Retirement Date.

The value of such Benefit shall be determined using the same actuarial factors as provided for in the Retirement Plan.

A Participant may elect that payment of Benefit shall be made in one of the aforementioned forms or may elect that a portion of his Benefit be paid in one form and the remaining portion of his Benefit be paid in another.

(2) Section 5.1.B of the Plan is amended to read as follows:

B. Timing of Payment: The Participant's election shall indicate that payment shall be made (in the case of a lump sum election) or shall commence (in the case of an installment election):

1.	as soon as administratively practicable following the
Participant's Termination of Employment;

2.	as soon as administratively practicable following the
calendar year of the Participant's Termination of Employment;

               3.	in the month following the earlier of (A) the
Participant's attainment of age 55 and 15 Years of Service, or (B) the Participant's attainment of age 65;
or

4.	in a specific month and year.

      If a Participant has elected two forms of payment under Section 5.1A, the Participant may separately elect the timing of payment of each of those forms under this Section 5.1B.

Notwithstanding the foregoing, if a Participant elects his distribution to be made or commenced in accordance with paragraph
(3) above, and such date falls before the Participant's Termination of Employment, the Participant's distribution shall be made or commenced in accordance with paragraph (1) above. Notwithstanding the foregoing, subject to the approval of the Company, a Participant may change his form and timing election applicable to his benefit, provided that such request to change is made at least twelve (12) consecutive months prior to the date on which such distribution would have otherwise been made on or commenced. If a Participant dies before commencement of distribution of Participant's Benefits under the Plan, such Benefits shall be paid in a lump sum to the Participant's Beneficiary, using the same actuarial assumptions as in the Retirement Plan. If a Participant dies after commencement of distribution of his or her Benefits under the Plan, the Participant's Benefits shall be paid to the Participant's Beneficiary in accordance with the Participant's election.